Exhibit 10.1
FIRST AMENDMENT
TO
JOHN BEAN TECHNOLOGIES CORPORATION
AMENDED AND RESTATED EXECUTIVE SEVERANCE AGREEMENT

WHEREAS, John Bean Technologies Corporation (the “Company”) and  (the “Executive”) entered into the John Bean Technologies Corporation Amended and Restated Executive Severance Agreement (the “Agreement”) on December 15, 2011;

WHEREAS, the Company and the Executive mutually deem it necessary and desirable to amend the Agreement to clarify the timing of payment of severance benefits under the Agreement; and

WHEREAS, this First Amendment shall supersede the provisions of the Agreement to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue of the authority set forth in Section 12.4 of the Agreement, the Company and the Executive hereby mutually amend the Agreement effective January 1, 2012, as follows:

•	Section 4.1 of the Agreement is hereby amended to delete the first paragraph thereof and replace it with a new paragraph which shall read as follows:

Subject to the provisions of Section 10(d), the Severance Benefits described in Sections 3.3 (a), (b), (c) and (d) herein will be paid in cash to the Executive (or the Executive’s Beneficiary, if applicable) in a single lump sum as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date; provided,  if any such Severance Benefits constitute deferred compensation under Section 409A of the Code and are payable within a period that spans two calendar years, such Severance Benefits shall be paid in the later calendar year; provided further that, if the Executive is deemed on the Effective Date of Termination to be a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code, any such Severance Benefits that constitute deferred compensation under Section 409A of the Code and would otherwise be payable prior to the earlier of (i) the 6-month anniversary of the Executive’s Qualifying Termination and (ii) the date of the Executive’s death (the “Delay Period”) shall instead be paid in a lump sum immediately upon (and not before) the expiration of the Delay Period.

IN WITNESS WHEREOF, the parties have executed this Amendment on this 27th day of December, 2012.

JOHN BEAN TECHNOLOGIES	EXECUTIVE:
CORPORATION

By: _________________________________	______________________________
Name: Polly B. Kawalek
Its: Compensation Committee Chairwoman

By: _________________________________
Name: Mark Montague
Its: Vice President, Human Resource